July 20, 2010

Board of Directors
VCG Holding Corp.
390 Union Boulevard, Suite 540
Lakewood, CO 80228

Gentlemen:

Troy Lowrie and Lowrie Management, LLLP, on behalf of Family Dog, LLC, a Colorado limited liability company (“Purchaser”), want to advise the Board that Purchaser remains willing to acquire the outstanding shares of common stock of VCG Holding Corp. (the “Company”) (other than those shares held by Purchaser or Troy Lowrie, Lowrie Management, LLLP and certain other shareholders that will be rolled over to Purchaser (the “Purchaser Group”)) at a cash price of $2.10 per share. This price represents a 33% premium over the closing price of the Company’s common stock on July 20, 2010.

As you know, the Company announced on December 16, 2009 that the Special Committee of the Company, with input from its advisors, had determined the terms of the original proposal to be inadequate at the time. However, we continue to believe that the original terms and price are fair to the Company and its shareholders. We are prepared to provide definitive documents to effectuate the transaction in an expeditious manner, revised to reflect the prior comments received by the Special Committee.

Our intent remains to consummate the transaction by way of a reverse triangular merger (the “Merger”) in which the Company will be the surviving entity in the Merger. As before, we anticipate that Purchaser will finance the transaction through a private sale of Class B Membership Units in Purchaser and promissory notes issued by Purchaser.

Following consummation of the Merger, we expect that the Company will continue to operate its business as currently conducted; the common stock of the Company would be delisted from the Nasdaq Global Market and would be deregistered as authorized by the Exchange Act; and the Company would cease to be a “reporting company.”

The manager of Purchaser will be Lowrie Investment Management, Inc., an entity formed and wholly owned by Troy Lowrie. Following the Merger, the sole officer and director of the Company will be Troy Lowrie.

As noted above, we believe that the proposal represents significant value for the Company’s shareholders, particularly in light of the Company’s current stock price. We would welcome the opportunity to discuss and negotiate the proposal, as summarized in the enclosed document, with the Company’s board of directors (the “Board”) or, if applicable, a special committee of independent directors as soon as possible. Please let us know at your earliest convenience how you wish to proceed.

We are prepared to leave the proposal open until fifteen (15) calendar days from the date of this letter, but we reserve the right to amend or withdraw the proposal and to terminate any further discussions at any time prior to our execution of definitive agreements. This indication of interest is non-binding and no agreement, arrangement or understanding between the parties shall be created until such time as definitive documentation has been negotiated, executed and delivered by the Company and all other appropriate parties and the agreement, arrangement or understanding has been approved by the Board and, if applicable, any special committee.

Should you have any questions, please do not hesitate to contact the undersigned.

Sincerely,

Lowrie Management, LLLP

/s/ Troy Lowrie
Troy Lowrie,
President of Lowrie Investment Management, Inc., the

general partner of Lowrie Management, LLLP
/s/ Troy Lowrie
Troy Lowrie, individually

Enclosure

SUMMARY OF PROPOSED TRANSACTION

THIS SUMMARY OF PROPOSAL OUTLINES THE PROPOSED TERMS BY WHICH PURCHASER (AS DEFINED BELOW) WOULD ACQUIRE ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF VCG HOLDING CORP. (THE “COMPANY”), OTHER THAN THOSE SHARES HELD BY PURCHASER, THE PURCHASER GROUP (AS DEFINED BELOW) OR MERGER SUB (AS DEFINED BELOW). THIS SUMMARY OF PROPOSAL DOES NOT CREATE ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING BETWEEN THE PERSONS IDENTIFIED HEREIN WITH RESPECT TO THE PROPOSED TRANSACTION, THE COMPANY OR THE SHARES OF COMMON STOCK OF THE COMPANY (THE “COMMON STOCK”) FOR PURPOSES OF ANY LAW, RULE, REGULATION, OR OTHERWISE, UNTIL SUCH TIME AS DEFINITIVE DOCUMENTATION AND ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING HAS BEEN APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD”), INCLUDING, IF APPLICABLE, ANY SPECIAL COMMITTEE OF THE BOARD, AND THEREAFTER EXECUTED AND DELIVERED BY ANY AND ALL OTHER RELEVANT PERSONS.

Transaction Overview:
Troy Lowrie, Lowrie Management LLLP
and certain other investors
(collectively, the “Purchaser
Group”), through Family Dog, LLC, a
Colorado limited liability company
(“Purchaser”), will acquire 100% of
the shares of Common Stock (other
than the shares of common stock held
by Purchaser, the Purchaser Group or
Merger Sub). The Purchaser Group
will contribute their shares of
Common Stock to Purchaser in exchange
for Class A Membership Units in
Purchaser. Purchaser has created FD
Acquisition Co., a Colorado
corporation and wholly-owned
subsidiary of Purchaser (“Merger
Sub”) and will contribute its shares
of Common Stock to Merger Sub.
Merger Sub will merge with and into
the Company, with the Company as the
surviving corporation in the merger
(the “Merger”).

Price Per Share:
In the Merger, outstanding shares of
Common Stock (other than those held
by the Purchaser Group, Merger Sub or
Purchaser) will be converted into the
right to receive a cash payment of
$2.10 per share (the “Merger
Consideration”). Each share of
Common Stock held by Purchaser Group
or Purchaser will be cancelled and no
consideration will be delivered in
exchange therefor. Each share of the
Common Stock held by Merger Sub will
be converted into and become shares
of common stock of the surviving
corporation.

Employee Stock Options and Warrants:
All outstanding employee stock
options and warrants to purchase
shares of Common Stock will be
terminated or, if vested, converted
into the right to receive in cash,
for each share of Common Stock
subject to the employee stock option
or warrant, the excess, if any, of
the Merger Consideration over the
exercise price of the employee stock
option or warrant, without interest.

Financing of Purchaser:
Purchaser will obtain funds to pay
the aggregate Merger Consideration
through the sale of Class B
Membership Units in Purchaser and
promissory notes issued by Purchaser,
both pursuant to a private placement
offering to third-party accredited
investors.

Board Representation:
Following the Merger, the sole
officer and director of the Company
will be Troy Lowrie. The manager of
Purchaser will be Lowrie Investment
Management, Inc., an entity formed
and wholly owned by Troy Lowrie.

Due Diligence Review: Consumm	ation of the Merger is subject to, among other things, the completion of a commercial, operational, financial, tax, IT, HR and legal due diligence investigation by Purchaser.
Closing Conditions:
The potential transaction is subject
to the execution of mutually
acceptable definitive agreements, and
if such mutually acceptable
definitive agreements can be reached
and executed, the consummation of the
potential transaction will be subject
to various closing conditions to be
specified in the definitive
agreements, including, but not
limited to, the following: (a) all
requisite approvals by the Board, the
special committee of the Board, if
applicable, and shareholders under
applicable laws shall have been
obtained; (b) no material adverse
change in the business or prospects
of the Company shall have occurred or
reasonably expected to occur; (c) all
necessary or required regulatory or
third party approvals shall have been
obtained; (d) the Company shall have
terminated all options or warrants to
purchase equity interests in the
Company; and (e) at least of 90% of
the public shareholders of the
Company shall have not exercised
their dissenters’ rights pursuant to
Section 7-113-101 et seq., Colorado
Revised Statutes.

Costs:	Each party will pay the costs and expenses incurred by it in connection with the negotiation, entering into and completion of the definitive agreements.
Governing Law:	The laws of the State of Colorado, excluding the choice of law provisions thereof, will control with respect to the proposed transaction.